UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2016

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  David Jukes has accepted new responsibilities as Executive Vice President and President of Univar USA and Univar LATAM, beginning on June 1, 2016.  He will relocate to the Univar USA Inc. headquarters in Downers Grove, IL.   Mr. Jukes was formerly President EMEA, APAC and Latin America.

Mr. Jukes’ employment agreement, dated as of January 10, 2011, by and between Univar Europe Limited and Mr. Jukes, is incorporated by reference to Exhibit 10.53 to the Registration Statement on Form S-1 of Univar Inc., filed on May 26, 2015 (the “Employment Agreement”). The Employment Agreement has been amended to reflect his new responsibilities, as well as changes in compensation, equity compensation, separation benefits and other benefits.   The new base salary for David Jukes will be US$550,000 per year. The terms and conditions and the other amounts payable to David Jukes under these amendments are briefly described in the Offer Letter and in more detail in the Amendment Agreement, which are respectively attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated April 19, by and between Univar Europe Limited and David Jukes.

10.2	Amendment Agreement, dated as of April 18, 2016, by and between Univar Europe Limited and David Jukes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2016	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary